Exhibit 99.1

FOR IMMEDIATE RELEASE

******************************************************************

ITRONICS REPORTS 2017 FIRST QUARTER TOTAL REVENUES AND UPDATES OPERATIONS EXPANSION AND DIVERSIFICATION PROGRESS

RENO, Nevada, July 20, 2017 -- Itronics Inc. (OTC:ITRO), a diversified producer of GOLD’n GRO zinc fertilizers and silver products and a green technology development company, today announced sales results and summarized its operations and diversification progress for the first quarter ended March 31, 2017. Total first quarter sales increased 17 percent on a 16 percent increase in fertilizer sales, and more than a 1900 percent increase in silver sales. Earlier in July the Company announced that second quarter GOLD’n GRO zinc fertilizer sales increased 35 percent and first half sales increased 28 percent.

Total Revenues for the three months ended March 31, 2017 were $437,813 compared to $375,127 in the same period in 2016. Second quarter and first half sales will be announced later in the third quarter.

In the first quarter, the Company announced that the GOLD’n GRO zinc micronutrient liquid fertilizers have now been demonstrated to remain stable for more than 10 years when stored in a closed container. Achieving this 10 year stability goal has been a long term development objective for Itronics. This makes it possible for Itronics to manufacture its GOLD’n GRO micronutrient fertilizers at its factory in northern Nevada and sell them for distribution throughout the United States and to other parts of the world. The time from manufacture to final distribution to growers under this scenario can be as long as 3 to 4 years. If growers purchase inventory for more than one season’s use, then the time line from date of manufacture to date of final use by the grower could realistically be as long as seven or more years. The Company plans to begin developing broader geographic GOLD’n GRO sales and distribution now that this stability goal has been achieved.

During the first quarter the Company established its first consumer retailer, "Buy Nevada First Gift Shop," 4001 S. Virginia St., Reno, Nevada. This is a retail outlet which offers products made in Nevada and which enthusiastically supports Nevada manufacturers. The Company is selling GOLD’n GRO 6-3-9 +4%S, a plant food for house and garden plants.

The year 2016 was a transition for Itronics during which the Company’s new five times scale up pilot leaching reactor was completed, and the Company succeeded in creating a new method for refining e-scrap to produce silver bullion that contains copper, gold, and palladium as saleable metals, and tin for which the Company is seeking a buyer. The bullion is technically a "high tin content" silver bronze, so the tin is a component of the silver bronze alloy. The leaching and refining technologies are being operated on a pilot scale.

The start of pilot scale e-scrap refining marks the beginning of Phase III of the Company’s e-scrap refining study which began in 2015. The Company made its first sale of the silver bullion during the first quarter.

While not yet large, silver bullion sales will provide a growing non-seasonal sales component to offset the seasonality and weather influenced variability of its GOLD’n GRO fertilizer sales. The Company continues to produce silver from photographic liquids needed for GOLD’n GRO fertilizer manufacturing and has a sizable backlog of silver-bearing material for refining. Because of this, silver refining using e-scrap as a raw material will operate semi-independently from photoliquid processing and fertilizer manufacturing.

In the first quarter, the Company’s subsidiary, Whitney & Whitney, Inc. staked 28 additional lode claims at the Fulstone Project to expand coverage of the high grade zinc anomaly it announced in early 2015. The Company is planning on updating a technical report for the Fulstone Project with a targeted completion schedule for the third quarter. The plan is to have an up-to-date report to submit to third parties to consider whether they might have an interest in joint venture development of the project.

2017 First Quarter Sales Results

Unaudited Revenues for the first quarter ended March 31, 2017 together with comparative unaudited figures for the 2016 first quarter are presented below:

ITRONICS INC. REVENUES
For the Quarter Ended March 31
	2017	2016
REVENUE
Fertilizer	$ 416,788	$ 359,979
Silver	$ 8,532	$ 424
Photo Services	$ 7,963	$ 9,050
Mining Technical Services	$ 4,530	$ 5,674
Total Revenues	$ 437,813	$ 375,127

Itronics is aggressively advancing development of its sustainability maximizing portfolio of new "Zero Waste" technologies whose objective is to create new non-seasonal lines of business using the Company’s core technologies. The Company’s plan is to operate these technologies and to expand the scale of operations as funding and market conditions permit. The current focus of the hydromet and pyromet refining technology extensions is on pilot scale development of refining e-scrap that contains recoverable silver, gold, and palladium and recoverable base metals including copper and tin, while at the same time recovering iron and sulfur for use as raw materials for manufacturing GOLD’n GRO micronutrient zinc fertilizers.

The field development of the KAM-Thio cyanide neutralization and precious metal leaching technology has been on hold pending further development of the new hydromet and pyromet and e-scrap refining technologies. Later in 2017, after pilot scale e-scrap refining is underway, the Company plans to begin investigating opportunities to field test the KAM-Thio technology at one or more Nevada silver-gold mines. The Company’s plan is to introduce and operate the KAM-Thio technology through joint ventures with mining companies that have suitable silver/gold deposits and leached mine tailings that need remediation

.

Operational Developments

One of the Company’s fundamental strengths is its ability to invent, build, and operate green "zero waste" technology to completely convert certain categories of hazardous waste materials into cash through the production and sale of commercial goods. The Company is using its vision and creative ability to diversify and further integrate its operations by developing a portfolio of core "zero waste" technology extensions to establish year-round non-seasonal sales in new markets and to produce internally generated raw materials for use in the GOLD’n GRO fertilizers. The focus of these technology extensions is on processing materials that contain silver and other precious metals, and zinc with other base metals.

GOLD’n GRO fertilizers. The Company has identified a potential new environmental benefit that may be obtained by using GOLD’n GRO fertilizers. Based on experience, the Company has observed that the non-nutrient metals cadmium, lead, and mercury are not soluble in the GOLD’n GRO fertilizers. Vegetable growers have a need to minimize uptake of cadmium from the soil by vegetable crops.

The Company’s distributor performed field tests in 2016 that demonstrated that two of the GOLD’n GRO fertilizers, when applied together, are able to reduce cadmium uptake from high cadmium content soil by broccoli and romaine lettuce to a level of "non detect" in harvestable plants. In 2017 the Company plans to support field testing on spinach to further develop this important new technology.

According to "California Agricultural Statistics 2015-2016", published by the California Department of Food & Agriculture, 117,000 acres of Broccoli, 64,000 acres of Romaine Lettuce, and 27,000 acres of Fresh Spinach were planted in 2015. Plans for introducing the new fertilizer application and recommended changes in fertilization procedures are being discussed with our distributor.

Over time, cadmium levels have increased in agricultural soils, leading to increases in cadmium uptake by crops. Cadmium build up in agricultural soils is occurring worldwide and is especially important for vegetables and field grains. Cadmium has no known nutritional value to humans or plants, and it is known to be a health hazard for humans. Once cadmium is in the soil, there is no known way to remove it. Minimizing cadmium uptake by vegetables and field grains is desirable to minimize its presence in the human diet.

During the first quarter the Company announced that it has achieved a goal of more than 10 years stability for the GOLD’n GRO liquid fertilizers when stored in a closed container. The Company has three customers who have been purchasing GOLD’n GRO in sufficient quantity to last for several years. Doing this saves transportation cost for the customer. The transportation cost savings are much greater than the interest cost on purchasing the inventory, making this an economical method for those customers who wish to purchase GOLD’n GRO for on-going use. The Company is now seeking additional customers who may find this purchase and use concept financially attractive.

Silver Production. The Company has completed a refining campaign which includes incorporating ground up personal computer circuit board scrap (e-waste) to provide quantitative data that can be used to evaluate the feasibility of refining e-scrap to recover its copper, silver, gold, palladium, and tin content. This work is on-going and is now producing silver bullion, and silver-bearing glass. The Company has been able to eliminate the production of copper matte through operational improvements, thereby simplifying the process by producing two products for sale.

Assembly of the FeLix, SuLix leaching technology pilot operations five times scale up is completed, and start up testing has been finished. The expanded pilot leaching plant is fully operational for use for batch leaching. It is being used as a batch operation to leach iron and sulfur from the low grade silver concentrate produced by the Company in its photoliquid desilvering operation. The recovery of iron and sulfur are separate processes. The residue that remains after the two leaching steps is a high grade silver concentrate which is delivered to the silver refinery for use in e-scrap refining.

E-scrap processing feasibility study. In the second quarter 2015 Itronics announced that it had started a feasibility study to determine whether e-scrap (personal computer circuit boards) processing can be integrated into the new refining operation. Significant progress is being made and minimum quantities needed for economic viability have been identified and are now being tested in the refining process.

The Company is gathering quantitative processing information to determine the operating parameters needed to recover commercially meaningful amounts of copper, silver, gold, palladium, and tin from e-scrap. Sufficient work has been completed so that the Company is able to estimate the amount of personal computer circuit board scrap that it will require to support pilot scale operation.

The Company has entered into an agreement to purchase personal computer circuit boards from a northern Nevada computer services company, Disability Resources, Inc. New2U Computers, that refurbishes used computer equipment donated by local businesses and individuals in the northern Nevada Community. New2U disassembles discarded personal computers that cannot be repaired and sorts the components for sale to recyclers. New2U Computers provides an on-the job training program for individuals with disabilities, including disabled veterans, through its Employment Development Program. New2U Computers recently received a grant from the Christopher & Dana Reeves Foundation to purchase customized work benches that will be used for computer disassembly by job trainees.

In 2017 the Company has begun Phase III of this study which is to operate the refining process on a pilot scale. The objective of Phase III is to optimize the new refining process and to develop enough operational knowledge so that a plan for expansion to commercial scale operation can be developed. Product market development is underway, and marketing economics are being identified. The Phase III program is expected to continue through 2017 and into 2018, during which time the Company will also be evaluating the expansion potential for the project.

KAM-Thio Process Development. The KAM-Thio technology is being developed by using one of the already proven and field tested GOLD’n GRO fertilizers. Development of this technology is expected to add non-seasonal chemical sales to the silver/gold mining industry, and possibly for use in other industries for cyanide neutralization. As KAM-Thio is developed, it will become a non-seasonal component to expanding GOLD’n GRO fertilizer sales.

Laboratory tests conducted by the Company have demonstrated that KAM-Thio has the ability to leach silver from the silver bearing glass slag generated by the Company’s silver refinery. The tests have also demonstrated that KAM-Thio liquid is stable in the leaching application. Independent laboratory tests have demonstrated that KAM-Thio is able to neutralize the cyanide contained in spent cyanide solution generated by gold-silver leaching.

The amount of KAM-Thio required to neutralize cyanide is in a range appropriate for leaching gold and silver from ore. The next step for KAM-Thio technology development is to conduct a series of tests on silver-gold ore samples to measure the silver-gold leaching capabilities of KAM-Thio. The Company plans to proceed with this work once the expanded pilot leaching circuit is operational and the e-scrap processing feasibility study is nearer to completion.

Zinc Flue Dust Process Development. An Itronics press release dated March 17, 2015 announced a technical breakthrough by successfully testing electrowinning as a process to recover metallic zinc powder from zinc enriched liquids that are produced by leaching zinc oxide from zinc bearing flue dust. The innovative zinc recycling technology Itronics is developing is expected to eliminate the waste completely by converting all components to saleable goods (a new "Zero Waste Technology). The process being developed may use up to 40 percent less electrical energy compared to conventional zinc refining. The potential energy savings would be a strong economic driver for the project. This work was put on hold in the second half of 2015 while higher priority projects are being completed.

The zinc price has recently been at a four year high and is expected to stay in the range of its current price or trend higher. This increase in zinc price makes development of the zinc flue dust recovery technology more desirable to the Company due to cost savings that could be achieved by using recovered zinc to replace primary zinc that is currently purchased for manufacture of the GOLD’n GRO zinc micronutrient fertilizers which are a significant percentage of total GOLD’n GRO fertilizer sales.

The Company’s smaller leach reactor system is now available to be used for the necessary pilot scale leaching test work that must be completed to perfect the new process. A time table to proceed with this work has not yet been established, but sustained higher zinc prices will provide an economic incentive to activate this project.

Battery Recycling Evaluation: The Company is studying the potential use of the electricity generating contents of silver batteries and "non-rechargeable" alkaline batteries as a source of raw material for use in manufacturing the GOLD’n GRO fertilizers and for silver production. Once the Company has completed the testing and start-up of e-scrap refining, it will evaluate processing of silver oxide batteries which have to be crushed or ground up prior to introduction into the refining furnace. Processing silver oxide batteries would increase the silver feed to the refinery for use in refining e-scrap and would be non-seasonal.

The alkaline batteries contain potassium, zinc, and manganese. The potassium and zinc are recoverable using Itronics’ leaching technology and are raw materials needed for manufacturing GOLD’n GRO fertilizers. The manganese remains in the solid residue from leaching. The Company has begun laboratory evaluation to develop leaching technology to solubilize manganese. The work has produced some positive results. The lab work is currently on hold due to higher priority work that needs to be completed to support on-going pilot scale operations.

The Company has begun discussions with a battery recycling company that would like to be considered as a potential supplier for the new process. The Company is considering the proposal and plans to evaluate the potential supplier’s product as time permits in 2018 and future years.

Auric Fulstone Project. An Itronics press release dated January 20, 2015 announced that its subsidiary Whitney & Whitney, Inc. has identified surface high grade zinc-lead-silver mineralization at its Auric Gold & Minerals Fulstone copper-gold exploration project. Within the Auric Fulstone project area, the Company has discovered surface high grade zinc, lead, and silver mineralization that contain anomalous molybdenum in a large area that is geochemically anomalous for zinc. It has also discovered high grade copper mineralization that contains anomalous gold and molybdenum in a separate area that is anomalous for copper. Discovery of the potential for significant zinc, lead, silver, and molybdenum mineralization increases the economic attractiveness of the project by adding significant near surface zinc, lead, silver, and molybdenum values to the over-all copper and gold values that are expected to be identified as the project is explored.

At the end of 2016 Auric Gold & Minerals received an advance from a project partner for the purpose of staking up to 28 additional lode claims to expand the claim coverage of the high grade zinc anomaly that has been identified in the Fulstone Project Area. The claims were staked in the first quarter 2017. In the second quarter an update of the Fulstone project technical report was started and is scheduled for completion early in the third quarter.

The Company is continuing to evaluate options for developing this project and is discussing joint venture development with potentially interested parties. Copper, zinc, and silver are all at multi-year highs, stimulating investor interest in getting development of this project funded and launched.

About Itronics

Headquartered in Reno, Nevada, Itronics Inc. is a "Creative Green Technology" Company which produces GOLD’n GRO specialty liquid fertilizers, silver bullion, and silver-bearing glass. The Company’s goal is to achieve profitable green technology driven organic growth in specialty GOLD’n GRO fertilizers, silver, zinc, and minerals. The Company’s technologies maximize the recovery and uses of metals and minerals and by doing this maximize sustainability.

Through its subsidiary, Itronics Metallurgical, Inc., Itronics is the only company with a fully permitted "Beneficial Use Photochemical, Silver, and Water Recycling" plant in the United States that converts 100 percent of the spent photoliquids into GOLD’n GRO liquid fertilizers, silver bullion, and silver bearing glass. This is internationally recognized award winning "Zero Waste" Technology. The Company is developing a portfolio of environmentally beneficial "Zero waste" processing and mining technologies. Itronics has received numerous domestic and international awards that recognize its ability to successfully use chemical science and engineering to create and implement new environmentally green recycling and fertilizer technologies.

The Company’s environmentally friendly award winning GOLD’n GRO liquid fertilizers, which are extensively used in agriculture, can be used for lawns and houseplants, and are available at the Company's "e-store" on Amazon.Com at http://www.amazon.com/s/ref=bl_sr_lawn-garden?ie+UTF8&field-brandtextbin=GOLD%27n+GRO&node+2972638011. Due to expanded retail customer interest, GOLD’n GRO fertilizer may now be purchased in Reno, Nevada at "Buy Nevada First Gift Shop," 4001 S. Virginia St.

Follow Itronics on Facebook: https://www.facebook.com/itronicsinc

Follow Itronics on Twitter: https://twitter.com/itronicsinc

* * * * * * * * * *

VISIT OUR WEB SITE: http://www.itronics.com

("Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.)

Contact: Paul Knopick

888.795.6336